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                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Genesis Microchip Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51001, 333-70469, 333-81413, 333-94235, 333-96291, 333-42862,
333-52868, 333-65700 and 333-76286) of Genesis Microchip Inc. or its
predecessor, Genesis Microchip Incorporated, of our report dated April 26, 2002, relating to the consolidated balance sheets of Genesis Microchip Inc. as at March 31, 2002 and March 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows and financial statement schedule for the years ended March 31, 2002, March 31, 2001 and March 31, 2000, and our report dated April 26, 2002 relating to the financial statement schedule for the periods set out above, which report appears in the March 31, 2002 Annual Report on Form 10-K of Genesis Microchip Inc.

/s/ KPMG LLP
Chartered Accountants
Toronto, Canada
June 28, 2002